Exhibit (99.1)
EASTMAN KODAK COMPANY

Media Contacts:
  Financial
Gerard Meuchner   585-724-4513   gerard.meuchner@kodak.com
David Lanzillo    585-781-5481   david.lanzillo@kodak.com

  Trade
Anthony Sanzio    585-724-0423   anthony.sanzio@kodak.com
Ken Kadet         612-573-3108   kadetk@fleishman.com

Investor Relations Contacts:
Don Flick         585-724-4352   donald.flick@kodak.com
Carol Wilke       585-724-6791   carol.wilke@kodak.com
Patty Yahn-Urlaub 585-724-4683   patty.yahn-urlaub@kodak.com


Kodak Announces Agreement to Acquire Creo Inc.
Transaction Accretive to Earnings in 2006; Strengthens
Position in Graphic Communications Market


ROCHESTER, N.Y., Jan. 31 - Eastman Kodak Company (NYSE: EK) today announced that it has entered into a definitive agreement to acquire Creo Inc. (NASDAQ: CREO, TSX: CRE), a premier supplier of prepress systems used by commercial printers worldwide.
  Based in Vancouver, Canada, Creo is the world's No. 1 provider of workflow software used by printers to manage efficiently the movement of text, graphics and images from the computer screen to the printing press. By adding Creo to its already impressive line-up of digital and traditional printing products and solutions, Kodak's Graphic Communications Group
(GCG) reinforces its status as a leading industry participant able to provide customers with all the products and services they need to be successful in a blended production environment, where digital, traditional and hybrid print jobs are converging.
  Under the terms of the agreement, Kodak will pay approximately $980 million in cash, or $16.50 per share, for all the outstanding shares of Creo, on a fully diluted basis. Creo presently has approximately $85 million of cash on its balance sheet and no debt. The transaction, which has been approved by Kodak's and Creo's respective boards of directors, is to be carried out by statutory plan of arrangement under Canadian law and is subject to regulatory approvals, the approval of Creo's shareholders, and court approval.
  "Graphic Communications represents one of the three pillars of Kodak's digitally oriented growth strategy," said Daniel A. Carp, Kodak's Chairman and Chief Executive Officer. "The purchase of Creo strengthens that pillar, and essentially concludes the company's acquisition plan, announced in September 2003."
  "While this acquisition will result in some modest earnings dilution for the remainder of 2005, we remain committed to our operational earnings guidance range of $2.60 to $2.90 per share for 2005," Carp said. "We believe we have opportunities to achieve cost and revenue synergies by combining Creo with our existing businesses. We have every intention of building on this acquisition to increase shareholder value."

  2006 Commitments Reinforced

  For 2006, Kodak expects that Creo will add at least 5 cents to per-share operational earnings, driven by cost savings and revenue growth available to the combined entity. In 2006, Kodak also expects approximately $700 million of incremental revenue from Creo, whose sales in the 2004 fiscal year totaled $636 million and whose gross margins exceed 40%.
  "While we are very pleased with the assets that currently comprise our Graphic Communications Group, the Creo acquisition offers us the opportunity to strengthen our position in the market," said Antonio M. Perez, Kodak's President and Chief Operating Officer. "As the pioneer of digital prepress systems and the leader in workflow, Creo will accelerate our effort to bring more products to market sooner, for the benefit of our customers and our shareholders. With this move, we are more confident than ever in our ability to meet or exceed our operational earnings guidance of $3.00 per share in 2006."
  "Creo will benefit from this transaction because Kodak brings them the size and scale necessary to increase their presence in the market," Perez said. "Kodak will benefit because we will be able to offer end-to-end solutions with a broader suite of products from Creo, and to capitalize on the synergies this creates across GCG."

  Strategic Benefits

  Creo will provide Kodak with an innovative digital pre-press product portfolio and established relationships in the commercial printing segment, the largest market opportunity within the graphic communications industry. Creo has more than 25,000 customers and offices in 30 countries worldwide.

  The proposed transaction follows the announcement on January 12 that Kodak has entered into an agreement to become the sole owner of Kodak Polychrome Graphics (KPG), its joint venture with Sun Chemical Corporation. KPG is the world's leading supplier of digital and conventional lithographic plates, digital color proofing products, and graphic arts films, with strong worldwide distribution.
  "Creo's product line complements the work already underway at Kodak," said James Langley, President of Graphic Communications Group and Senior Vice President, Eastman Kodak Company. "Commercial printers use Creo's products in tandem with those sold by KPG; combining Kodak's, KPG's and Creo's portfolios will give customers what they want - a single supplier for their graphic communications needs. We will be able to marry our digital presses with Creo's prepress offerings, including their market-leading workflow, to accelerate growth."
  "Creo is highly respected in its industry, and its customers, especially users of its leading workflow software, are loyal to its products because printers prefer to remain with software programs once they are installed and work successfully," Langley said.
  Upon the closing of the transaction and the completion of the organizational structure of Kodak's Graphic Communications Group (GCG), Creo's operations will become part of the Graphics Solutions & Services operating unit of GCG.

  Financing

  Kodak ended 2004 with $1.255 billion in cash on its balance sheet and a debt-to-capital ratio of 37.9%. The company's debt decreased by $927 million in 2004, to $2.321 billion. Based on the strength of its balance sheet, Kodak intends to pay for the acquisition by issuing debt.
  "We have every confidence that we will have ready access to the debt markets to finance this acquisition," said Robert Brust, Kodak's Chief Financial Officer. "The debt incurred for this purchase will keep us well within our financial covenants with our commercial banks, and we intend to return to our current debt levels in 2007 as other debt outstanding matures. What's more, we have already factored into our earnings guidance the associated financing cost."

  Conference Call Information

  Kodak has scheduled a conference call to discuss the acquisition. Hosted by Dan Carp and key members of Kodak management, the call will take place on January 31, 2005, at 11:00 a.m. EST. All interested parties are invited to participate by calling 913-981-4910, access code: 6987402. A replay of the call will be available on Monday, January 31, at 1:00 p.m. EST and will be active until Monday, February 7, at 1:00 p.m. EST. The replay number is: 719-457-0820, access code: 6987402.
  Participants also may listen via webcast by accessing the Kodak.com investor's page at: http://www.kodak.com/go/invest.
  The webcast will be archived and available for replay on this site approximately 1 hour following the live broadcast.

About Eastman Kodak Company

Kodak is the leader in helping people take, share, print and view images - for memories, for information, for entertainment. With sales of $13.5 billion in 2004, the company is committed to a digitally oriented growth strategy focused on the following businesses: Health - supplying the healthcare industry with traditional and digital image capture and output products and services; Graphic Communications - offering on-demand color and black and white printing, wide-format inkjet printing, high-speed, high-volume continuous inkjet printing, as well as document scanning, output and storage products and services; Digital & Film Imaging Systems
- providing consumers, professionals and cinematographers with digital and traditional products and services; and Display & Components - which designs and manufactures state-of-the-art organic light-emitting diode displays as well as other specialty materials, and delivers imaging sensors to original equipment manufacturers. More information about Kodak (NYSE:
EK) is available at www.kodak.com.

About Creo Inc.

Creo Inc. is a global company with key strengths in imaging, software, and digital printing plate technology. The leading provider of prepress systems, Creo helps over 25,000 customers worldwide adopt digital production methods which reduce costs, increase print quality and allow them to serve their customers more efficiently. Based on a solid foundation of intellectual property, Creo has an unmatched range of technology solutions that address the needs of commercial, publication, on demand, packaging, and newspaper printers, and creative professionals. Creo product lines include software and hardware for computer-to-plate imaging, systems for digital photography, scanning, and proofing, as well as printing plates and proofing media. Creo also supplies on-press imaging technology, components for digital presses, color servers and high-speed digital printers. Based in Vancouver, Canada, Creo trades on NASDAQ (CREO) and the TSX (CRE). www.creo.com

                                #

Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures."
Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures are set forth below.

For 2005, earnings per share from continuing operations is expected to range from $1.25 to $1.55. The primary difference between the operational and as-reported measures is management's estimate of restructuring costs to be incurred in 2005 under the three-year cost-reduction program.

The company has not provided 2006 U.S. GAAP earnings guidance as such forward-looking information cannot be reasonably
estimated, as it is not practicable nor possible to determine future non-operational items.
_______________________

Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to Creo's projected revenues and the impact on Kodak's revenues and earnings and Kodak's cash generation plans are forward looking statements.

Actual results may differ materially from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing Kodak's estimates as of any subsequent date. While Kodak may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

Kodak's results may be adversely affected if it is unable to realize the expected benefits of the acquisition of Creo, including because of:

  -  The possibility that the transaction may not close;
  - Difficulty in combining the operations of Creo with those of Kodak, resulting in failure to achieve the projected cost savings, synergies, efficiencies and revenue growth;
  - Any loss of employees, customers or suppliers that Creo or Kodak may suffer as a result of the acquisition, and;
  - The possibility that Kodak may not obtain the financing necessary to complete the transaction on the terms and conditions it desires.

The forward-looking statements contained in this news release are subject to a number of factors and uncertainties, including Kodak's successful:

  -  Implementation of its digitally oriented growth strategy;
  - Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED) displays, and digital products);
  - Implementation of intellectual property licensing strategies;
  -  Development and implementation of e-commerce strategies;
  - Completion of information systems upgrades, including SAP, our enterprise system software;
  -  Integration of newly acquired businesses;
  -  Completion of various portfolio actions;
  -  Transition from analog to digital imaging;
  -  Implementation of our three-year cost reduction program;
  -  Reduction of inventories;
  -  Implementation of its debt management program;
  -  Improvement in manufacturing productivity and techniques;
  -  Improvement in receivables performance;
  -  Reduction in capital expenditures;
  -  Improvement in supply chain efficiency;
  - Implementation of future focused cost reductions, including personnel reductions; and
  - Development of its business in emerging markets like China, India, Brazil, Mexico and Russia;

Forward-looking statements contained in this news release are subject to the following additional Kodak risk factors and uncertainties:

  - Inherent unpredictability of currency fluctuations and raw material costs;
  -  Competitive actions, including pricing;
  - The nature and pace of technology evolution, including the analog-to-digital transition;
  -  Continuing customer consolidation and buying power;
  - Current and future proposed changes to tax laws, as well as other factors which could adversely impact Kodak's effective tax rate in the future;
  - General economic, business, geopolitical, regulatory and public health conditions;
  -  Market growth predictions;
  - Other factors and uncertainties disclosed from time to time in Kodak's filings with the Securities and Exchange Commission, and;
  - The results of Kodak's ongoing investigation regarding the income tax accounting errors recently announced.

Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

                                #
2005